SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported): April 20, 2004


                             RADIOSHACK CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                  1-5571                    75-1047710
      (State or other           (Commission               (I.R.S. Employer
      jurisdiction of           File Number)             Identification No.)
       incorporation)

100 Throckmorton Street, Suite 1800, Fort Worth, Texas          76102
      (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (817) 415-3700

Item 12.  Results of Operations and Financial Condition

     On April 20, 2004, RadioShack Corporation (the "Company") issued a press release containing certain information with respect to its first quarter 2004 financial results. A copy of the press release is attached as Exhibit 99.1.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 20th day of April, 2004.

                                      RADIOSHACK CORPORATION

                                      /s/  Michael D. Newman
                                      ------------------------------------------
                                      Michael D. Newman
                                      Senior Vice President - Chief
                                      Financial Officer

                                  EXHIBIT INDEX

Exhibit No.

99.1     Press Release, dated April 20, 2004.

                                                                    Exhibit 99.1

                                                                  April 20, 2004
                                                                    RSH-2004-019
For further information contact:
James M. Grant,                                   Laura Moore,
Senior Director, Investor Relations               Senior Vice President,
(817) 415-7833                                    Chief Communications Officer
Or                                                (817) 415-3300
Leah M. King                                      Media.relations@radioshack.com
Director, Investor Relations                      ------------------------------
(817) 415-2909
investor.relations@radioshack.com
---------------------------------

      RadioShack Corporation Announces First Quarter 2004 Financial Results
                        Net Income up 21%, E.P.S. up 24%


Fort Worth, Texas - RadioShack Corporation (NYSE: RSH) today announced first quarter net income of $68 million or $0.41 per diluted share for the quarter ended March 31, 2004. This compares to net income of $57 million or $0.33 per diluted share for the quarter ended March 31, 2003.


First quarter 2004 comparable store sales which, trended sequentially higher each month of the quarter, were up 3% compared to the prior year. Total sales in the first quarter of 2004 were up 2% to $1,093 million, compared to total sales of $1,070 million for the previous year. First quarter 2004 wireless communications department sales were up 28%.


"Strong sales of wireless products and services combined with favorable profitability trends company-wide are positively impacting our bottom line," said Leonard Roberts, chairman and chief executive officer. "We continue to build upon our position of strength in wireless and are taking action to improve results in our other businesses. At the same time, we have become more productive and are delivering higher earnings and greater shareholder value."


Other financial highlights of the first quarter of 2004 were as follows:

o Gross profit dollars increased in five out of seven departments.

o Gross margin increased by 134 basis points.

o RadioShack leveraged selling, general and administrative (SG&A) expenses as a percent of sales by 31 basis points. SG&A expenses increased by just 1.3% in the first quarter of 2004 versus the prior year.

o Inventory turnover for the trailing four quarters ended March 31, 2004 was 2.8 times versus 2.6 times in the corresponding period the prior year.


As for financial guidance, RadioShack anticipates generating second quarter 2004 earnings per share of $0.38 to $0.40. Earnings per diluted share for fiscal year 2004 are still anticipated to grow 13% to 15% year-over-year which implies $1.99 to $2.04. This annual earnings per share growth is predicated upon sales growth of three to four percent, gross margin gains of 50 to 70 basis points, and SG&A growth of 1.5 to 2.5 percent.

Today at 9:00 a.m. ET, management will host a conference call for interested investors followed by a question and answer period. The public is invited to listen to the call live on the Internet at www.radioshackcorporation.com on the Investor Relations page. The call will be replayed on the web site until July 16, 2004 at 11:59 p.m. ET.

Statements made in this news release which are forward-looking involve risks and uncertainties and are indicated by words such as "anticipates" and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks indicated in filings with the S.E.C. such as RadioShack's most recent Forms 10-K and 10-Q.

Fort Worth, Texas-based RadioShack Corporation (NYSE: RSH) is the nation's most trusted consumer electronics specialty retailer of wireless communications, electronic parts, batteries and accessories, as well as other digital technology products and services. With 6,979 outlets nationwide at quarter's end, it is estimated that 94 percent of all Americans live or work within five minutes of a RadioShack store or dealer. The company's knowledgeable sales associates and brand position - "You've got questions. We've got answers.(R)" - support RadioShack's mission to demystify technology in every neighborhood in America. For more information on the company, visit the RadioShack Corporation Web site at www.radioshackcorporation.com. For more information on RadioShack products and services, visit its e-commerce Web site at www.radioshack.com.

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Income Statements (Unaudited)
(In millions, except per share amounts)
                                                Three Months Ended        Increase/
                                                     March 31,           (Decrease)
                                              ----------------------    ------------
                                                 2004         2003      2004 vs 2003
                                              ---------    ---------    ------------
Net sales and operating revenues              $1,092.6     $1,070.3      $  22.3
Cost of products sold                            539.6        542.9         (3.3)
                                              ---------    ---------    ------------
Gross profit                                     553.0        527.4         25.6
                                              ---------    ---------    ------------
Operating expenses:
  Selling, general and administrative            412.9        407.8          5.1
  Depreciation and amortization                   24.1         22.6          1.5
                                              ---------    ---------    ------------
Total operating expenses                         437.0        430.4          6.6
                                              ---------    ---------    ------------
Operating income                                 116.0         97.0         19.0

Interest income                                    1.5          1.5           -
Interest expense                                  (7.4)        (9.6)         2.2
Other income                                       -            2.4         (2.4)
                                              ---------    ---------    ------------
Income before income taxes                       110.1         91.3         18.8
Provision for income taxes                        41.8         34.7          7.1
                                              ---------    ---------    ------------
Net income                                        68.3         56.6         11.7
                                              =========    =========    ============

Net income per share:
  Basic                                       $   0.42     $   0.33      $  0.09
                                              =========    =========    ============
  Diluted                                     $   0.41     $   0.33      $  0.08
                                              =========    =========    ============

Shares used in computing earnings per share:
  Basic                                          163.0        171.4         (8.4)
                                              =========    =========    ============
  Diluted                                        165.1        171.8         (6.7)
                                              =========    =========    ============
Shares outstanding                               161.9        169.1         (7.2)
                                              =========    =========    ============

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(In millions)

                                              March 31,    December 31,     March 31,
                                                2004           2003           2003
                                            ------------   ------------   ------------
Assets
Cash and cash equivalents                    $   577.0      $   634.7      $   456.7
Accounts and notes receivable, net               142.1          182.4          164.6
Inventories, net                                 769.9          766.5          844.3
Other current assets                              87.7           83.0           84.2
                                            ------------   ------------   ------------
  Total current assets                         1,576.7        1,666.6        1,549.8

Property, plant and equipment, net               528.5          513.1          419.3
Other assets, net                                 71.4           64.2           98.1
                                            ------------   ------------   ------------
Total assets                                 $ 2,176.6      $ 2,243.9      $ 2,067.2
                                            ============   ============   ============

Liabilities and Stockholders' Equity
Short-term debt, including current
 maturities of long-term debt                $   119.1      $    77.4      $    16.0
Accounts payable                                 271.4          300.2          216.6
Accrued expenses                                 259.2          343.0          277.0
Income taxes payable                             128.8          137.5          155.5
                                            ------------   ------------   ------------
  Total current liabilities                      778.5          858.1          665.1

Long-term debt, excluding current maturities     515.3          541.3          590.7
Other non-current liabilities                     75.0           75.2           78.4
                                            ------------   ------------   ------------
Total liabilities                              1,368.8        1,474.6        1,334.2
                                            ------------   ------------   ------------
Stockholders' equity                             807.8          769.3          733.0
                                            ------------   ------------   ------------
Total Liabilities and stockholders' equity   $ 2,176.6      $ 2,243.9      $ 2,067.2
                                            ============   ============   ============

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(In millions)
                                                                      Three Months Ended
                                                                            March 31,
                                                                      ------------------
                                                                        2004      2003
                                                                      --------  --------
Cash flows from operating activities:
 Net income                                                            $ 68.3    $ 56.6
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                         24.1      22.6
   Provision for credit losses and bad debts                              0.3      (0.1)
   Other items                                                            5.8       3.3
 Changes in operating assets and liabilities:
   Receivables                                                           40.5      41.6
   Inventories                                                           (3.4)    126.9
   Other current assets                                                  (5.1)     (1.1)
   Accounts payable, accrued expenses and income taxes payable         (114.2)   (146.5)
                                                                      --------  --------
Net cash provided by operating activities                                16.3     103.3
                                                                      --------  --------

Cash flows from investing activities:
 Additions to property, plant and equipment                             (41.3)    (21.4)
 Proceeds from sale of property, plant and equipment                      0.2       0.1
 Other investing activities                                              (3.5)     (0.1)
                                                                      --------  --------
Net cash used in investing activities                                   (44.6)    (21.4)
                                                                      --------  --------

Cash flows from financing activities:
 Purchases of treasury stock                                            (81.1)    (62.5)
 Sale of treasury stock to employee benefit plans                        11.1      10.5
 Proceeds from exercise of stock options                                 30.9       0.3
 Changes in short-term borrowings, net                                    9.8       -
 Repayments of long-term borrowings                                      (0.1)    (20.0)
                                                                      --------  --------
Net cash used in financing activities                                   (29.4)    (71.7)
                                                                      --------  --------

Net increase/(decrease) in cash and cash equivalents                    (57.7)     10.2
Cash and cash equivalents, beginning of period                          634.7     446.5
                                                                      --------  --------
Cash and cash equivalents, end of period                               $577.0    $456.7
                                                                      ========  ========